U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33473	62-1407522
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 206-621-9888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As used in this report, the terms “we”, “us”, “our”, “our company” or “HQSM” refer to HQ Sustainable Maritime Industries, Inc., a Delaware corporation.

Rotenberg & Co., LLP declined to stand for re-appointment as the Registrant’s independent accountants

On April 7, 2008, Rotenberg & Co., LLP declined to stand for re-appointment as the independent registered public accounting firm responsible for auditing the Company’s financial statements.

On April 7, 2008, the Company appointed the firm Schwartz Levitsky Feldman LLP in Toronto, Canada, who has been acting as a sub-contractor to Rotenberg & Co. LLP, as the independent registered public accounting firm responsible for auditing the Company’s financial statements.

Rotenberg & Co., LLP’s report on the Company’s financial statements for the three years ended December 31, 2007, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Rotenberg & Co., LLP declining to stand for re-appointment as the independent registered public accounting firm, which was effective as of April 7, 2008, was acknowledged by the Company’s Board of Directors.

During the Company’s three most recent fiscal years ended December 31, 2007, 2006 and 2005 and until April 7, 2008, which preceded Rotenberg & Co., LLP declining to stand for re-appointment, the Company did not have any disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rotenberg & Co., LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s three most recent fiscal years ended December 31, 2007, 2006 and 2005 and until April 7, 2008 which preceded Rotenberg & Co., LLP declining to stand for re-appointment, other than as is set forth herein, Rotenberg & Co., LLP did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) That information had come to Rotenberg & Co., LLP’s attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That Rotenberg & Co., LLP needed to expand significantly the scope of its audit, or that information had come to Rotenberg & Co., LLP’s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and (2) due to Rotenberg & Co., LLP’s declining to stand for re-appointment, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to Rotenberg & Co., LLP’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Rotenberg & Co., LLP’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above), and (2) the issue has not been resolved to Rotenberg & Co., LLP’s satisfaction prior to its declining to stand for re-appointment.

Engagement of Schwartz Levitsky Feldman LLP

The Company has engaged Schwartz Levitsky Feldman LLP to serve as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The engagement, which is effective as of April 7, 2008, was approved by the Company’s Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Schwartz Levitsky Feldman LLP, except in their capacity as a sub-contractor to Rotenberg & Co. LLP, during the three most recent fiscal years and any subsequent interim period prior to engaging Schwartz Levitsky Feldman LLP, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company provided Rotenberg & Co., LLP with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Rotenberg & Co., LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. The letter received by the Company from Rotenberg & Co., LLP, in which Rotenberg & Co., LLP states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter of Rotenberg & Co., LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2008

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:	/s/ Norbert Sporns
Name:	Norbert Sporns
Title:	Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
16.1	Letter of Rotenberg & Co., LLP.